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                                                                    Exhibit 23.1


          CONSENT OF MOHLER, NIXON & WILLIAMS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19351) of Plantronics, Inc. of our report dated August 27, 2003, with respect to the financial statements and schedule as of and for the year ended March 29, 2003 of the Plantronics, Inc. 401(k) Plan included in this Annual Report on Form 11-K.



/s/ MOHLER, NIXON & WILLIAMS

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
September 18, 2003